Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 30, 2012 with respect to the financial statements of Poole & Associates, Inc. included in the Form 8-K/A of The KEYW Holding Corporation (filed on September 18, 2012) which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Baltimore, Maryland
December 27, 2012